Exhibit 99.1

Term Sheet

Proposed Merger

Greens Worldwide Incorporated, Beat the Bogeyman, LLC,

and HyPerformance, Inc.

January 22, 2007

This term sheet (the “Term Sheet”) outlines the general terms and conditions by which Beat the Bogeyman, LLC, a Georgia limited liability company (“Beat the Bogeyman”), and HyPerformance, Inc., a Delaware corporation (“HyPerformance”), are willing to merge with or into a newly-formed subsidiary of Greens Worldwide Incorporated, an Arizona corporation (“GRWW”).

1.	Definitive Agreements:	Subject to the terms and provisions of this Term Sheet, the parties agree to negotiate in good faith toward the execution of definitive transaction agreements, including, without limitation, Employment Agreements for all appropriate parties, and a merger agreement (the “Merger Agreement”) setting forth the terms and conditions of the transactions contemplated by this Term Sheet (collectively, the “Definitive Agreements”). In addition to the terms set forth in this Term Sheet, the Definitive Agreements will contain such additional representations, warranties, covenants, conditions, and terms as are customary of transactions of the type contemplated by this Term Sheet and are consistent with the terms of this Term Sheet.

2.	Merger:	Subject to the conditions stated herein, (i) GRWW will issue 102,000,000 shares of its common stock, or such other number of shares that the parties agree upon, to Beat the Bogeyman (ii) Beat the Bogeyman and HyPerformance will merge with and into a newly-formed subsidiary of GRWW and (iii) GRWW will issue 102,000,000 shares of its common stock or such other number of shares that the parties agree upon, to its shareholders in a stock dividend. Whatever number of shares the parties agree upon, the number issued shall be in the same proportionate amount listed above. The merger contemplated by this Term Sheet will be collectively referred to as the “Merger”.

3.	Amendment and Restatement of Governing Documents:	Effective as of the date of the Merger, subject to shareholder approval, GRWW will amend and restate its Articles of Incorporation (i) to include provisions similar to those found in articles of incorporation customarily used by public companies, (ii) to increase the number of authorized shares of common stock of GRWW from 100 million to 500 million (the “Share Increase”), and (iii) to change the name of GRWW to “HyPerformance, Inc.” (the “Name Change”) (the “Amended and Restated Articles of Incorporation”). Effective as of the date of the Merger, subject to shareholder approval, GRWW will amend and restate its Bylaws to include provisions similar to those found in bylaws customarily used by public companies (the “Amended and Restated Bylaws”).

4.	Stock Plan:	Effective as of the date of the Merger, subject to shareholder approval, GRWW will adopt a 2007 Stock Option Plan (the “2007 Stock Plan”) under which an amount equal to 15% of the issued and outstanding shares of its common stock shall be reserved for grants to employees, board members, and consultants.

5.	Board of Directors:	Effective on the date of execution of the Merger Agreement, the Board of Directors of GRWW will vote to increase the size of the Board to five members and will name Dr. Travis Fox and John Woodall as directors of GRWW.

The Amended and Restated Bylaws will provide that the Board of Directors of GRWW will contain between 3 and 11 directors, as determined by resolution of the Board. The Board will authorize the creation of an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and such other committees as are determined by the Board. Effective as of the date of the Merger, the members of the Board of Directors of GRWW will consist of the following individuals (the “Post-Merger Board”):

1. William Conwell
2. Roy Watson
3. Gary DeSerrano
4. John Woodall
5. Dr. Travis Fox
6. Jessica Fox
7. To be determined
8. Independent board member to be determined
9. Independent board member to be determined

6.	Shareholder Approval:	The Merger will require obtaining the approval of the shareholders of GRWW to the following items: (i) the Amended and Restated Articles of Incorporation, including the Share Increase and the Name Change; (ii) the Amended and Restated Bylaws; (iii) the 2007 Stock Plan; and (iv) the Post-Merger Board.

7.	Conditions:	The Merger is subject to and conditioned on the following:

1. Negotiation and execution of the Definitive Agreements;

2. The approval of the shareholders of GRWW to the following items: (i) the Amended and Restated Articles of Incorporation, including the Share Increase and the Name Change, (ii) the Amended and Restated Bylaws, (iii) the 2007 Stock Plan, and (iv) the Post-Merger Board;

3. Approval of AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC (collectively, “NIR”) and Shelter Island Opportunity Fund, LLC and Topwater Investment Management LLC to the transactions contemplated by this Term Sheet to the extent, if any, such approval is required;

4. Restructuring of the GRWW convertible notes and warrants held by NIR and other parties and consultants in a manner acceptable to all parties;

5. The purchase of directors and officers insurance by GRWW in amounts acceptable to all parties hereto;

6. In its discretion, GRWW may obtain an opinion from a qualified financial adviser as to the fairness of the Merger and related transactions from a financial point of view;

7. The execution of a three year sponsorship agreement providing GRWW a minimum of $2.0 million each in 2007, 2008, and 2009;

8. GRWW obtaining a $6 million revolving credit facility directly from or guaranteed by John Woodall; and

9. Each party’s completion and satisfaction with the result of its due diligence investigations, it being within the sole discretion of such party to determine whether the results of the due diligence investigations are satisfactory.

8.	Confidentiality/ Exclusive Dealings:	The parties shall keep the existence of this Term Sheet and its terms confidential, except as required by law, and shall not disclose the same to any third party except to investors, consultants, accountants, lawyers, business advisers, and financing sources necessary to evaluate or consummate the proposed transaction contemplated hereby, to the extent that such third parties also agree to keep such information confidential except to the extent required by law.

For a period of 90 days from the execution of this Term Sheet, none of GRWW, Beat the Bogeyman, or HyPerformance, nor their respective boards of directors or other governing body, nor their attorneys or agents, shall negotiate with other parties concerning the matters that are the subject of this Term Sheet.

If GRWW enters into a change of control transaction with a third party and the Merger has not been consummated, GRWW will pay Beat the Bogeyman $1.0 million. If Beat the Bogeyman fails to approve the Merger or otherwise defaults under the Merger Agreement before consummation of the Merger, Beat the Bogeyman will pay GRWW $1 million.

9.	Fees and Costs:	Each party hereto shall each bear its own costs and expenses, including legal fees, consulting fees, and travel expenses, incurred in connection with the transactions contemplated hereby. NIR and Ram Capital shall allow GRWW to pay Williams Mullen all amounts outstanding through November 30, 2006 on the date of execution of the Merger Agreement and all amounts outstanding through January 31, 2007 on the closing date of the Merger

10.	Termination:	The parties shall use commercially reasonable efforts to agree on and enter into the Definitive Agreements. Either party may terminate this Term Sheet and the negotiations with respect to the transactions contemplated hereby by providing written notice to the other party if the parties have not entered into the Definitive Agreements on or before February 28, 2007. This Term Sheet shall terminate on the execution of the Definitive Agreements. With the exception of Sections 8 (Confidentiality/Exclusive Dealings) and 9 (Fees and Costs) and this Section 10, this Term Sheet is not intended to (and will not) be a binding agreement or offer, and this Term Sheet will not give rise to any right or obligation based on any legal or equitable theory (including any right to continue negotiations or to negotiate in good faith). If any party brings an action to interpret or enforce this Term Sheet, or for damages for any breach of this Term Sheet, the prevailing party in any such action shall be entitled to reasonable attorneys’ fees and court costs in addition to all other recovery, damages, and costs.

[SIGNATURE PAGE TO FOLLOW]

Please execute this Term Sheet in the space provided for to evidence your agreement to its terms. If this Term Sheet is not fully executed and delivered by January 31, 2007, then it will be of no force or effect. This Term Sheet may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Term Sheet by facsimile shall be as effective as delivery of a manually executed counterpart of this Term Sheet.

GREENS WORLDWIDE INCORPORATED

By:
William Conwell, President and CEO

BEAT THE BOGEYMAN, LLC

By:
Name:
Title:

HYPERFORMANCE, INC.

By:
Name:
Title:

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